SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

        Filed by the Registrant /X/
        Filed by a Party other than the Registrant / /
        Check the appropriate box:
        / /   Preliminary Proxy Statement
        / /   Confidential, for Use of the Commission Only (as permitted by Rule
              14a-6(e)(2))
        /X/   Definitive Proxy Statement
        / /   Definitive Additional Materials
        / /   Soliciting Material Pursuant to Section 240.14a-11(c) or Section
              240.14a-12

                                SPAR GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                       N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
               Payment of Filing Fee (Check the appropriate box):

        /X/   No fee required.
        / /   Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
              and 0-11.
        (1)   Title of each class of securities to which transaction applies:

              ----------------------------------------------------------
        (2)   Aggregate number of securities to which transaction applies:
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        (4)   Proposed maximum aggregate value of transaction:

              ----------------------------------------------------------
        (5)   Total fee paid:

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         / /   Fee paid previously with preliminary materials.
         / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         (1)   Amount Previously Paid:

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         (2)   Form, Schedule or Registration Statement No.:

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         (3)   Filing Party:

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         (4)   Date Filed:

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

                                SPAR GROUP, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD AUGUST 8, 2002

TO THE STOCKHOLDERS OF SPAR GROUP, INC.

     The 2002 Annual Meeting of Stockholders (the "2002 Annual Meeting") of SPAR Group, Inc. (f/k/a PIA Merchandising Services, Inc.) (the "Company" or "SPAR"), will be held at 10:00 a.m., Eastern Standard Time, on August 8, 2002, at 580 White Plains Road, Tarrytown, NY 10591, for the following purposes:

1. To elect six Directors of the Company to serve during the ensuing year and until their successors are elected and qualified.

2. To ratify the appointment of Ernst & Young as the Company's independent auditors for the year ending December 31, 2002.

3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only the stockholders of record at the close of business on June 24, 2002 will be entitled to notice of and to vote at the 2002 Annual Meeting or any adjournment or postponement thereof.

     A copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 2001 is being mailed with this Notice but is not to be considered part of the proxy soliciting material.

                                        By Order of the Board of Directors


                                        Charles Cimitile, Secretary


July 11, 2002
Tarrytown, New York

--------------------------------------------------------------------------------
YOU ARE URGED TO VOTE UPON THE MATTERS PRESENTED AND TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. IT IS IMPORTANT FOR YOU TO BE REPRESENTED AT THE MEETING. PROXIES ARE REVOCABLE AT ANY TIME AND THE EXECUTION OF YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ARE PRESENT AT THE MEETING. REQUESTS FOR ADDITIONAL COPIES OF PROXY MATERIALS SHOULD BE ADDRESSED TO CHARLES CIMITILE, SECRETARY AND CHIEF FINANCIAL OFFICER, AT THE OFFICES OF THE COMPANY: SPAR GROUP, INC., 580 WHITE PLAINS ROAD, TARRYTOWN, NY 10591.
--------------------------------------------------------------------------------

                                SPAR GROUP, INC.
                              580 WHITE PLAINS ROAD
                               TARRYTOWN, NY 10591

                           ---------------------------

                                 PROXY STATEMENT
                       2002 ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD AUGUST 8, 2002
                           ---------------------------

                               GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of SPAR Group, Inc. (f/k/a PIA Merchandising Services, Inc.), a Delaware corporation (the "Company"), for use at the 2002 Annual Meeting of Stockholders (the "2002 Annual Meeting") to be held on Thursday, August 8, 2002, at 10:00 a.m., Eastern Standard Time, at the principal office of the Company located at 580 White Plains Road, Tarrytown, New York, 10591, and any adjournment or postponement thereof. This Proxy Statement and the form of proxy to be utilized at the 2002 Annual Meeting were mailed or delivered to the stockholders of the Company on or about July 11, 2002.

                            MATTERS TO BE CONSIDERED

     The 2002 Annual Meeting has been called to (1) elect six Directors of the Company to serve during the ensuing year and until their successors are elected and qualified, (2) ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2002, and (3) transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

                             RECORD DATE AND VOTING

     The Board has fixed the close of business on June 24, 2002, as the record date (the "Record Date") for the determination of stockholders entitled to vote at the 2002 Annual Meeting and any adjournment or postponement thereof. As of the Record Date, there were outstanding 18,600,628 shares of the Company's common stock, $.01 par value (the "Common Stock").

                         QUORUM AND VOTING REQUIREMENTS

     The holders of record of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the 2002 Annual Meeting. As to all matters, each stockholder is entitled to one vote for each share of Common Stock held. Under Delaware law, shares not voted by brokers (called "broker non-votes") are considered not entitled to vote. However, abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.

     A plurality (that is, the six persons receiving the most votes) of votes cast at the Annual Meeting in person or by proxy is required for the election of each nominee to serve as a director. The affirmative vote of a majority of votes cast at the Annual Meeting in person or by proxy is required to ratify the selection of Ernst & Young as the Company's independent auditors for fiscal 2002. Votes withheld, in the case of the election of directors, and abstentions and any broker non-votes with respect to the ratification of independent auditors, are not considered votes cast with respect to that matter and, consequently, will have no effect on the vote on that matter, but, as noted above, are counted in determining a quorum. Brokers who are members of the New York Stock Exchange have discretion to vote the shares of their clients that the broker holds of record (in "street name") for its customers with respect to non-contested elections of directors and certain other matters. Stockholders are not entitled to cumulate votes. Votes against a candidate and votes withheld have no legal effect.

     All proxies that are properly completed, signed and returned prior to the 2002 Annual Meeting will be voted in accordance with the specifications made thereon or, in the absence of specification: (a) for the election of all nominees named herein to serve as directors, and (b) in favor of the proposal to ratify the appointment of Ernst & Young LLP as the Company's independent auditors. Management does not intend to bring before the Annual Meeting any matters other than those specifically described above and knows of no other matters to come before the Annual Meeting. If any other matters or motions come before the Annual Meeting, it is the intention of the persons named in the accompanying form of Proxy to vote Proxies in accordance with their judgment on those matters or motions, including any matter dealing with the conduct of the Annual Meeting. Proxies may be revoked at any time prior to their exercise (1) by written notification revoking it to the Secretary of the Company at the Company's principal executive offices located at 580 White Plains Road, Tarrytown, New York 10591, (2) by delivering a duly executed proxy bearing a later date, or (3) by the stockholder attending the 2002 Annual Meeting and voting his or her shares in person.

                        PROPOSAL 1--ELECTION OF DIRECTORS

     Six Directors are to be elected at the 2002 Annual Meeting to serve until the next Annual Meeting of Stockholders and until their respective successors have been elected and qualified. In the absence of instructions to the contrary, proxies covering shares of Common Stock will be voted in favor of the election of each of Mr. Robert G. Brown, Mr. William H. Bartels, Mr. Robert O. Aders, Mr. Jack W. Partridge, Mr. George W. Off, and Mr. Jerry B. Gilbert. In the event that any nominee for election as Director should become unavailable to serve, it is intended that votes will be cast, pursuant to the enclosed proxy, for such substitute nominee as may be nominated by the Company. Management has no present knowledge that any of the persons named will be unavailable to serve.

     No arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a Director or nominee. None of the nominees has any family relationship to any other nominee or to any executive officer of the Company.

     THE  BOARD  UNANIMOUSLY  RECOMMENDS  A VOTE  "FOR"  THE  NOMINEES
     IDENTIFIED  ABOVE.

              INFORMATION CONCERNING NOMINEES TO BOARD OF DIRECTORS

     Information is set forth below concerning the nominee Directors, all of whom are incumbent Directors. The Board of Directors has fixed at seven the number of directors that will constitute the Board for the ensuing year. Each nominee has consented to being named in this Proxy Statement as a nominee for Director and has agreed to serve as a Director if elected.


NAME                               AGE        POSITION WITH SPAR GROUP, INC.
----                               ---        ------------------------------
Robert G. Brown ...............    59         Chairman, Chief Executive Officer,
                                              President and Director

William H. Bartels.............    58         Vice Chairman and Director

Robert O. Aders (1) ...........    75         Director

Jack W. Partridge (1) .........    56         Director

Jerry B. Gilbert (1) ..........    68         Director

George W. Off (1) .............    55         Director

--------------------
(1) Member of the Audit and Compensation Committees

     Robert G. Brown serves as the Chairman, the Chief Executive Officer, the President and a Director of the Company and has held such positions since July 8, 1999, the effective date of the merger of the SPAR Marketing Companies (as defined below) with PIA Merchandising Services, Inc. (the "Merger"). Mr. Brown served as the Chairman, President and Chief Executive Officer of SPAR, Inc.
("SINC") since 1979, SPAR Marketing, Inc. ("SMNEV") since November 1993, SPAR/Burgoyne Retail Services, Inc. ("SBRS") since 1994, and SPAR Marketing
Force, Inc. ("SMF") since SMF acquired its assets and business in 1996 (collectively, the "SPAR Marketing Companies").

     William H. Bartels serves as the Vice Chairman and a Director of the Company and has held such positions since July 8, 1999 (the effective date of the Merger). Prior to the Merger, Mr. Bartels served as the Vice-Chairman, Secretary, Treasurer and Senior Vice President of the SPAR Marketing Companies (SINC since 1979, SMNEV since November 1993, SBRS since 1994, and SMF since SMF acquired its assets and business in 1996), and has been responsible for the Company's sales and marketing efforts, as well as for overseeing joint ventures and acquisitions.

     Robert O. Aders serves as a Director of the Company and has done so since July 8, 1999. Mr. Aders has served as Chairman of The Advisory Board, Inc., an international consulting organization since 1993, and also as President Emeritus of the Food Marketing Institute ("FMI") since 1993. Immediately prior to his election to the presidency of FMI in 1976, Mr. Aders was Acting Secretary of Labor in the Ford Administration. Mr. Aders was the Chief Executive Officer of FMI from 1976 to 1993. He also served in The Kroger Co., in various executive positions from 1957-1974 and was Chairman of the Board from 1970 to 1974. Mr. Aders also serves as a Director of FMI, the Stedman Nutrition Foundation at Duke Medical Center, The Source Information Management Company and Telepanel Systems, Inc.

     Jack W. Partridge serves as a Director of the Company and has done so since January 29, 2001. Mr. Partridge is President of Jack W. Partridge & Associates. He previously served as Vice Chairman of the Board of The Grand Union Company from 1998 to 2000. Mr. Partridge's service with Grand Union followed a distinguished 23-year career with The Kroger Company, where he served as Group Vice President, Corporate Affairs, and as a member of the Senior Executive Committee, as well as various other executive positions. Mr. Partridge has been a leader in industry and community affairs for over two decades. He also served as Chairman of the Food Marketing Institute's Government Relations Committee, the Food and Agriculture Policy Task Force, and as Chairman of the Board of The Ohio Retail Association. He has also served as Vice Chairman of the Cincinnati Museum Center and a member of the boards of the United Way of Cincinnati, the Childhood Trust, Second Harvest and the Urban League.

     Jerry B. Gilbert serves as a Director of the Company and has done so since June 4, 2001. Mr. Gilbert served as Vice President of Customer Relations for Johnson & Johnson's Consumer and Personal Care Group of Companies from 1989 to 1997. Mr. Gilbert joined Johnson & Johnson in 1958 and from 1958-1989 held various executive positions. Mr. Gilbert also serves on the Advisory Boards of the Food Marketing Institute, the National Association of Chain Drug Stores and the General Merchandise Distributors Council (GMDC) where he was elected the first President of the GMDC Educational Foundation. He was honored with lifetime achievement awards from GMDC, Chain Drug Review, Drug Store News and the Food Marketing Institute. He is the recipient of the prestigious National Association of Chain Drug Stores (NACDS) Begley Award, as well as the National Wholesalers Druggist Association (NWDA) Tim Barry Award. In June 1997, Mr. Gilbert received an Honorary Doctor of Letters Degree from Long Island University.

     George W. Off serves as Director of the Company and has done so since July 1, 2001. Mr. Off was Chairman of the Board of Directors of Catalina Marketing Corporation, a New York Stock Exchange listed company, from July 1998 until he retired in July 2000. He served as President and Chief Executive Officer of Catalina from 1994 to 1998. Prior to that, Mr. Off was President and Chief Operating Officer from 1992 to 1994 and Executive Vice President from 1990 to 1992. Catalina is a leading supplier of in-store electronic scanner-activated consumer promotions.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Mr. Robert G. Brown, a Director, the Chairman and the Chief Executive Officer of the Company, and Mr. William H. Bartels, a Director and the Vice Chairman of the Company (collectively, the "SMS Principals"), are the sole stockholders and executive officers and directors of SPAR Marketing Services, Inc. ("SMS"), SPAR Management Services, Inc. ("SMSI"), SPAR Infotech, Inc. ("SIT"), and certain other affiliated companies. In addition to their positions with the Company, Mr. Brown beneficially owns approximately 41.9% and Mr. Bartels beneficially owns approximately 27.3% of the Company's Common Stock as of June 24, 2002 (See Security Ownership of Certain Beneficial Owners and Management, below).

     SMS and SMSI provided approximately 54% of the Company's field representatives (through its independent contractor field force) and all of the Company's field management services at a total cost of $15.1 million and $9.6 million for the twelve months ended December 31, 2001, and 2000, respectively. Approximately 37% of the Company's cost of revenues from continuing operations during 2001 consisted of in-store labor and field management wages, related benefits, travel and other direct labor-related expenses purchased from the Company's affiliate, SMS in 2001 Under the terms of its Field Service Agreement with the Company dated as of January 4, 1999, SMS provides the services of approximately 4,300 field representatives and through SMSI provides approximately 90 full-time national, regional and district managers to the SPAR Marketing Companies for which the Company has agreed to pay SMS for all of its costs of providing those services plus 4%. However, SMS may not charge the Company for any past taxes or associated costs for which the SMS Principals have agreed to indemnify the SPAR Companies. Although the SMS Principals were not paid any salaries as officers of SMS or SMSI, SMS and SMSI are "Subchapter S" corporations, and accordingly the SMS Principals benefit from any income of such companies allocated to them.

     SIT provided internet consulting and computer programming services to the Company at a total cost of $1,185,000 and $769,000 for the twelve months ended December 31, 2001, and 2000, respectively. Under the terms of the programming agreement between SMF and SIT effective as of October 1, 1998 (the "Programming Agreement"), SIT continues to provide consulting and programming services to SMF as SMF may request from time to time, for which SMF has agreed to pay SIT competitive hourly wage rates and to reimburse SIT's out-of-pocket expenses. Although the SMS Principals were not paid any salaries as officers of SIT, SIT is a "Subchapter S" corporation, and accordingly the SMS Principals would benefit from any income allocated to them if SIT were to be profitable.

     The Company owed the following amounts to SMS, SMSI and SIT for those services as at December 31, 2001:


                                                                                  December 31,
                                                                             2001              2000
                                                                          ----------------------------
 Balance due to (from) affiliates included in accrued liabilities:
     SPAR Management Services, Inc.                                          $  -              $ (26)
     SPAR Marketing Services, Inc.                                            611                582
     SPAR Infotech, Inc.                                                        -                 (4)
                                                                          ----------------------------
                                                                             $611              $ 552
                                                                          ============================

     In July 1999, SMF, SMS and SIT entered into a Software Ownership Agreement with respect to Internet job scheduling software jointly developed by such parties. In addition, SPAR Trademarks, Inc. ("STM"), SMS and SIT entered into trademark licensing agreements whereby STM has granted non-exclusive royalty-free licenses to SIT, SMS and SMSI for their continued use of the name "SPAR" and certain other trademarks and related rights transferred to STM, a wholly owned subsidiary of the Company, in connection with the Merger.

     The SMS Principals also own an indirect minority (less than 5%) equity interest in Affinity Insurance Ltd.. Through the services of Affinity Insurance, Ltd., the Company purchased insurance coverage for its casualty and property insurance risk for approximately $1,085,000, $994,000 and $959,000 for the years ended December 31, 2001, December 31, 2000 and December 31, 1999, respectively.

     In 1999 and prior years, Mr. Brown and Mr. Bartels each made loans to certain SPAR Companies in the aggregate amount of $4.3 million to facilitate the acquisition of the PIA Companies and the assets of SPAR Performance Group's predecessor. These stockholders were also owed $1.9 million in unpaid distributions relating to the former status of certain of the operating SPAR
Companies as Subchapter S Corporations. Those amounts were converted into promissory notes issued to these certain stockholders severally by SMF, SINC and SPGI prior to the Merger, which aggregated $6.2 million. During 2001, with the consent of the Company those stockholders applied approximately $402,000 of such indebtedness in payment of the exercise price of certain of their respective stock options to purchase shares of common stock of the Company. As of December 31, 2001, a total of $4.7 million remained outstanding under these notes to such stockholders of the Company, with an interest rate of 8% and due on demand.

     In the event of any material dispute in the business relationships between the Company and SMS, SMSI, or SIT, it is possible that Messrs. Brown or Bartels may have one or more conflicts of interest with respect to these relationships and such dispute that could have a material adverse effect on the Company.

                             THE BOARD OF DIRECTORS

COMMITTEES

     The standing committees of the Board are the Audit Committee (the "Audit Committee") and the Compensation Committee (the "Compensation Committee"). SPAR does not have a standing nominating committee or any committee performing the functions thereof.

     During the year ended December 31, 2001, the Audit Committee met four times in person and one time by telephone and consisted of Messrs. Aders, Partridge, Gilbert (after June 4, 2001), and Off (after July 1, 2001). The Audit Committee makes recommendations concerning the engagement of independent public accountants; reviews with the independent public accountants the plans for and scope of the audit, the audit procedures to be utilized and results of the audit; approves the professional services provided by the independent public accountants; reviews the independence of the independent public accountants; and reviews the adequacy and effectiveness of the Company's internal accounting controls. See "Report of the Audit Committee of the Board of Directors", below.

     During the year ended December 31, 2001, the Compensation Committee met four times and consisted of Messrs. Aders, Partridge, Gilbert (after June 4,
2001), and Off (after July 1, 2001). The Compensation Committee determines compensation for the Company's executive officers and administers the Company's stock incentive plans. See "Report of the Compensation Committee of the Board of Directors", below.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Board's Compensation Committee was at any time during the year ended December 31, 2001 or at any other time an officer or employee of the Company. Except for the positions of Messrs. Brown and Bartels as directors and officers of the Company (including each of its subsidiaries) and each of its affiliates, including SMS, SMSI and SIT (see Certain Relationships and Related Transactions, above), no executive officer or board member of the Company serves as a member of the board of directors or compensation committee of any other entity, that has one or more executive officers serving as a member of the Company's Board or Compensation Committee.

MEETINGS

     During the year ended December 31, 2001, the Board held four meetings and took various actions by written consent. Since appointment to the board, each director attended all meetings in person. Each Director is elected to hold office until the next annual meeting of stockholders and until his respective successor is elected and qualified.

COMPENSATION OF DIRECTORS

     The Company's Compensation Committee administers the compensation plan for the outside Directors. Each member of the Company's Board who is not otherwise an employee or officer of the Company or any subsidiary or affiliate of the Company (each, an "Eligible Director") is eligible to receive the compensation contemplated under such plan.

     In January 2001, the Company adopted a new Director Compensation Plan. Under the new plan, each non-employee director receives twenty thousand dollars ($20,000) per annum. Payments are made quarterly in equal installments. It is intended that each quarterly payment will be 50% in cash ($2,500) and 50% ($2,500) in stock options to purchase shares of the Company's common stock with an exercise price of $0.01 per share. The number of shares of the Company's common stock that can be purchased under each option granted will be determined based upon the closing stock price at the end of each quarter. In addition, each non-employee director received options to purchase an additional 10,000 shares of the Company's common stock upon acceptance of his directorship, 2,500 additional shares of the Company's common stock after one year of service and 2,500 additional shares of the Company's common stock for each additional year of service thereafter. The options will have an exercise price equal to the closing price of the Company's common stock on the day of grant. All of the options have been and will be granted under the 2000 Stock Option Plan, under which each member of the SPAR Board is eligible to participate. Non-employee directors will be reimbursed for all reasonable expenses incurred during the course of their duties. There is no additional compensation for committee participation, phone meetings, or other Board activities.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

     The Company's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     The Company's Bylaws provide that the Company shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent permitted by law. The Company's Bylaws also permit it to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Bylaws would permit indemnification. The Company maintains director and officer liability insurance.

     At present, there is no pending litigation or proceeding involving any director, officer, employee or agent of the Company in which indemnification will be required or permitted. The Company is not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

        PROPOSAL 2 -- RATIFICATION OF THE APPOINTMENT OF ERNST & Young as
                             INDEPENDENT ACCOUNTANTS

     The Audit Committee of the Board has selected Ernst & Young LLP ("Ernst & Young") as independent public accountants to audit the financial statements of the Company for its fiscal year end December 31, 2002. Ernst & Young served as the Company's independent public accountants for its fiscal year end December 31, 2001. Ernst & Young has served as the independent public accountants for the SPAR Marketing Companies (the acquirer of PIA Merchandising Services, Inc., for accounting purposes) for more than the past two fiscal years.

AUDIT FEES

     Audit fees billed and expected to be billed by Ernst & Young for its audits of the annual financial statements of the Company and its subsidiaries for the year ended December 31, 2001, and for its reviews of the financial statements included in Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission for that year are $159,700.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     The Company and its subsidiaries did not engage Ernst & Young to provide advice regarding financial information systems design or implementation during the fiscal year ended December 31, 2001.

ALL OTHER FEES

     During the Company's fiscal year ended December 31, 2001, fees billed and expected to be billed by Ernst & Young for all other services rendered to the Company and its subsidiaries were $111,452, including $3,500 for audit related services and $107,952 for non-audit related services. Audit related services principally include fees for audits of employee benefit plans and statutory audits. Non-audit related fees consist primarily of tax related services. Ernst & Young did not render consulting services to the Company or its subsidiaries during the Company's 2001 fiscal year.

     In connection with the standards for independence of the Company's independent public accountants promulgated by the Securities and Exchange Commission, the Audit Committee has considered whether the provision of such services is compatible with maintaining the independence of Ernst & Young.

ANTICIPATED ATTENDANCE BY ERNST & YOUNG AT THE ANNUAL MEETING

     Ernst & Young has indicated to the Company that it intends to have a representative available for the Annual Meeting who will respond to appropriate questions. This representative will have the opportunity to make a statement if he or she so desires.

REQUIRED VOTE

     A resolution will be submitted to shareholders at the Annual Meeting for the ratification of the Board of Director's selection of Ernst & Young as the independent auditors to audit the Company's financial statements for the fiscal year ending December 31, 2002. The affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy will be required to adopt this resolution. Proxies solicited by the Board will be voted in favor of ratification unless stockholders specify otherwise. Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.

     If the resolution selecting Ernst & Young LLP as independent public accountants is adopted by shareholders, the Board of Directors nevertheless retains the discretion to select different auditors should it then deem it in the Company's best interests. Any such future selection need not be submitted to a vote of shareholders.

     If the stockholders do not ratify the selection of Ernst & Young LLP, if it should decline to act or otherwise become incapable of acting, or if its employment is discontinued, the Audit Committee will appoint independent public accountants for fiscal 2002.

THE BOARD BELIEVES THAT THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR FISCAL YEAR END DECEMBER 31, 2002, IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL THEREOF. PROXIES WILL BE VOTED FOR THIS PROPOSAL UNLESS OTHERWISE SPECIFICALLY INDICATED.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of June 24, 2002, by: (i) each person (or group of affiliated persons) who is known by the Company to own beneficially more than 5% of the Company's Common Stock; (ii) each of the Company's directors; (iii) each of the executive officers named in the Summary Compensation Table; and (iv) the Company's directors and executive officers as a group. Except as indicated in the footnotes to this table, the persons named in the table, based on information provided by such persons, have sole voting and sole investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.


                                                                                    NUMBER OF SHARES
        TITLE OF CLASS               NAME AND ADDRESS OF BENEFICIAL OWNER          BENEFICIALLY OWNED             PERCENTAGE
        --------------               ------------------------------------          ------------------             ----------
        Common Shares                Robert G. Brown (1)                              8,019,282(2)                   41.9%

        Common Shares                William H. Bartels (1)                           5,220,906(3)                   27.3%

        Common Shares                James H. Ross (1)                                  115,865(4)                     *

        Common Shares                Robert O. Aders (1)                                 73,838(5)                     *

        Common Shares                Charles Cimitile (1)                                56,250(6)                     *

        Common Shares                George W. Off (1)                                   20,202(7)                     *

        Common Shares                Jack W. Partridge (1)                               18,678(8)                     *

        Common Shares                Jerry B. Gilbert (1)                                14,519(9)                     *

        Common Shares                Richard J. Riordan                               1,209,922                       6.3%
                                     300 S. Grand Avenue, Suite 2900
                                     Los Angeles, CA  90071

        Common Shares                Heartland Advisors, Inc.                         1,568,100(10)                   8.2%
                                     790 North Milwaukee Street
                                     Milwaukee, Wisconsin 53202

        Common Shares                Executive Officers and Directors                13,539,540                      70.8%


* Less than 1%

(1) The address of such owners is c/o SPAR Group, Inc. 580 White Plains Road, Tarrytown, New York.
(2) Includes 1,800,000 shares held by a grantor trust for the benefit of certain family members of Robert G. Brown over which Robert G. Brown, James
     R. Brown, Sr. and William H. Bartels are trustees. Also includes 95,746 shares issuable upon exercise of options.
(3) Excludes 1,800,000 shares held by a grantor trust for the benefit of certain family members of Robert G. Brown over which Robert G. Brown, James
     R. Brown, Sr. and William H. Bartels are trustees, beneficial ownership of which are disclaimed by Mr. Bartels. Includes 58,999 shares issuable upon exercise of options.
(4)  Includes 32,000 shares issuable upon exercise of options.
(5)  Includes 23,838 shares issuable upon exercise of options.
(6)  Includes 56,250 shares issuable upon exercise of options.
(7)  Includes 13,702 shares issuable upon exercise of options.
(8)  Includes 18,678 shares issuable upon exercise of options.
(9)  Includes 14,519 shares issuable upon exercise of options.
(10) All information regarding share ownership is taken from and furnished in reliance upon the Schedule 13G (Amendment No. 7), filed by Heartland Advisors, Inc. with the Securities and Exchange Commission on January 31, 2002.

             EXECUTIVE OFFICERS, COMPENSATION AND OTHER INFORMATION

EXECUTIVE OFFICERS

     Set forth in the table below are the names, ages and current offices held by all executive officers of the Company. For biographical information regarding Robert G. Brown and William H. Bartels, see Current Members of the Board of Directors, above.

           NAME       AGE         POSITION WITH THE COMPANY
-------------------  -----    ----------------------------------
Robert G. Brown       59      Chairman, Chief Executive Officer, President and
                              Director
William H. Bartels    58      Vice Chairman and Director
Charles Cimitile      47      Chief Financial Officer and Secretary
James H. Ross         69      Treasurer

     Charles Cimitile serves as the Chief Financial Officer and Secretary of the Company and has done so since November 24, 1999. Mr. Cimitile served as Chief Financial Officer for GT Bicycles from 1996 to 1999 and Cruise Phone, Inc. from 1995 through 1996. Prior to 1995, he served as the Vice President Finance, Treasurer and Secretary of American Recreation Company Holdings, Inc. and its predecessor company.

     James H. Ross serves as the Treasurer of the Company and has held this position since July 8, 1999 (the effective date of the Merger). Mr. Ross has been the Chief Financial Officer of the SPAR Marketing Companies since 1991, and was the General Manager of SBRS from 1994-1999. In September 2001, Mr. Ross retired from full-time employment. Mr. Ross continues to serve the Company on a consulting basis.

EXECUTIVE COMPENSATION

     The following table sets forth all compensation received for services rendered to the Company in all capacities for the years ended December 31, 2001, December 31, 2000 and December 31, 1999 (i) by the Company's Chief Executive
Officer, and (ii) each of the other four most highly compensated executive officers of the Company who were serving as executive officers at December 31, 2001 (collectively, the "Named Executive Officers").


                                                                                                           Long Term
                                                                    Annual Compensation (1)           Compensation Awards
                                                                   -------------------------     -----------------------------
                                                                                                   Securities        All Other
                                                                                                   Underlying      Compensation
Name and Principal Positions                            Year           Salary ($)    Bonus ($)    Options(#)(2)       ($)(3)
----------------------------                           ------         -----------   ----------   ---------------  --------------
Robert G. Brown                                         2001            141,203          --         765,972            --
     Chief  Executive  Officer,  Chairman of            2000             16,800          --           --               --
     the Board, President, and Director                 1999              7,500          --         765,972            --

William H. Bartels                                      2001            139,230          --         471,992            --
     Vice Chairman and Director                         2000             16,800          --           --               --
                                                        1999             16,307          --         471,992            --

Charles Cimitile                                        2001            188,000          --          75,000            --
     Chief Financial Officer                            2000            188,000          --          25,000            --
                                                        1999             17,090          --          75,000            --

James H. Ross (4)                                       2001            101,773        7,500         43,000          1,557
     Treasurer and Vice President                       2000             94,800        9,000          5,000          3,337
                                                        1999             99,237       12,408         92,665          2,187


     (1) For accounting purposes, the Merger is treated as an acquisition of PIA Merchandising Services, Inc., by the SPAR Marketing Companies and related entities. Accordingly, these figures represent the compensation paid by the Company since July 8, 1999, the effective date of the Merger, and the SPAR Marketing Companies prior to that date.
     (2) In January 2001, each of the above officers voluntarily surrendered for cancellation their options for the purchase of the following numbers of shares of common stock under the 1995 Plan: Mr. Brown - 765,972; Mr. Bartels - 471,992; Mr. Cimitile - 75,000; and Mr. Ross -
          40,000.
     (3)  Other compensation represents the Company's 401k contribution.
     (4) In September 2001, Mr. Ross retired from full-time employment. Mr. Ross continues to serve the Company on a consulting basis.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information regarding each grant of stock options made during the year ended December 31, 2001, to each of the Named Executive Officers. No stock appreciation rights ("SAR's") were granted during such period to such person.


                                       Individual Grants
                  -------------------------------------------------------------             Potential Realizable Value at
                       Number of         Percent of Total                                Assumed Annual Rates of Stock Price
                       Securities        Options Granted                                     Appreciation for Option(1)
                   Underlying Options    to Employees in     Exercise     Expiration     -----------------------------------
Name                   Granted (#)         Period (%)      Price ($/Sh)      Date              5% ($)         10% ($)
----               ------------------   ----------------  --------------  ------------   -----------------------------------
Robert G. Brown        382,986(2)             14.9            1.30         8/2/11            274,496          676,097
                       191,493(3)              7.5            1.30         8/2/11              -0-              -0-
                       191,493(4)              7.5            1.43         8/2/06              -0-              -0-
                  --------------------  ----------------                                 ---------------   -----------------
                       765,972                29.9                                           274,496          676,097

William H. Bartels     235,996(2)              9.2            1.30         8/2/11            169,145          416,611
                       153,846(3)              6.0            1.30         8/2/11              -0-              -0-
                        82,151(4)              3.2            1.43         8/2/06              -0-              -0-
                  --------------------  ----------------                                 ---------------   -----------------
                       471,992                18.4                                           169,145          416,611

Charles Cimitile        75,000(2)              2.9            1.30         8/2/11             53,755          132,400

James H. Ross           41,000(2)              1.6            1.30         8/2/11             29,386           72,378
                         2,000(5)               .1            1.10         5/9/11              1,213            2,987
                  --------------------  ----------------                                 ---------------   -----------------
                        43,000                 1.7                                            30,599          75,365


(1) The potential realizable value is calculated based upon the term of the option at its time of grant. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option.
(2) These options vest 50% on the date of grant, 25% on the first anniversary of the date of grant and 25% on the second anniversary of the date of grant.
(3) These options vest and become exercisable when the stock attains a fair market value of at least $10.00 per share.
(4) These options vest equally over five (5) vesting periods. The first vesting period is less than one (1) year and began on August 2, 2001 and ended December 31, 2001. The remaining vesting periods begin January 1 and end December 31 of each succeeding year. Twenty percent (20%) of the options become exercisable if the stock attains a fair market value of at least $10.00 per share during each vesting period. On January 1, 2006 and thereafter through August 2, 2006, any options remaining that were not deemed exercisable during the respective earlier vesting periods will become exercisable if at any time prior to August 2, 2006 the stock has attained a fair market value of at least $10.00 per share.
(5) These options vest over four-year periods at a rate of 25% per year, beginning on the first anniversary of the date of grant.

AGGREGATED STOCK OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

     The following table sets forth the number of shares that may be purchased and value of the exercisable and unexercisable options held by each of the Named Executive Officers at December 31, 2001.


                      NUMBER OF SECURITIES UNDERLYING          VALUE OF UNEXERCISED
                       UNEXERCISED OPTIONS AT FISCAL      IN-THE-MONEY OPTIONS AT FISCAL
                              YEAR-END (#)                          YEAR-END ($)
                      -------------------------------     -----------------------------

NAME                  EXERCISABLE      UNEXERCISABLE      EXERCISABLE     UNEXERCISABLE
----                  -----------      -------------      -----------     -------------
Robert G. Brown           --              574,478              --             93,831
William H. Bartels        --              353,994              --             57,819
Charles Cimitile        43,750             56,250            25,656           40,219
James H. Ross           21,250             26,250            11,256           16,039


                      REPORT OF THE COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS

     The Compensation Committee of the Board administers the Company's executive compensation programs and policies and is currently comprised of Mr. Aders, Mr. Partridge, Mr. Gilbert, and Mr. Off, all of whom are non-employees of the Company and independent directors. The Company's executive compensation programs are designed to attract, motivate and retain the executive talent needed to optimize stockholder value in a competitive environment. The programs are intended to support the goal of increasing stockholder value while facilitating the business strategies and long-range plans of the Company.

     The following is the Compensation Committee's report submitted to the Board addressing the compensation of the Company's executive officers for 2001.

COMPENSATION POLICY

     The Company's executive compensation policy is (i) designed to establish an appropriate relationship between executive pay and the Company's annual performance, its long-term growth objectives and its ability to attract and retain qualified executive officers; and (ii) based on the belief that the interests of the executives should be closely aligned with the Company's stockholders. The Compensation Committee attempts to achieve these goals by integrating competitive annual base salaries with (i) annual incentive bonuses based on corporate performance and individual contribution, and (ii) stock options through the Company's 2000 stock option plan. The Compensation Committee believes that cash compensation in the form of salary and performance-based incentive bonuses provides Company executives with short term rewards for success in operations, and that long-term compensation through the award of stock options encourages growth in management stock ownership which leads to expansion of management's stake in the long-term performance and success of the Company. The Compensation Committee considers all elements of compensation and the compensation policy when determining individual components of pay.

EXECUTIVE COMPENSATION COMPONENTS

     As discussed below, the Company's executive compensation package is primarily comprised of three components: base salary, annual incentive bonuses and stock options.

BASE SALARY

     In establishing base salary levels for executive officer positions, the Committee and Robert G. Brown, the Company's Chief Executive Officer, consider levels of compensation at comparable companies, levels of responsibility and internal issues of consistency and fairness. In determining the base salary of a particular executive, the Committee and Mr. Brown consider individual performance, including the accomplishment of short-term and long-term objectives, and various subjective criteria including initiative, contribution to overall corporate performance and leadership ability. The Compensation Committee reviews executive officer salaries annually and exercises its judgment based on all the factors described above. No specific formula is applied to determine the weight of each criteria.

ANNUAL INCENTIVE BONUSES

     The Company's executive officers are eligible for annual bonuses based upon recommendations made by Mr. Brown (as to the other executive officers), and the Compensation Committee (as to Mr. Brown) based upon their individual performance and the Company's achievements of certain operating results. Amounts of individual awards are based principally upon the results of the Company's financial performance during the prior year. The amount of awards for senior officers are within guidelines established by the Committee and Mr. Brown as a result of their review of total compensation for senior management of peer companies. The actual amount awarded, within these guidelines, will be determined principally by the Committee and Mr. Brown's assessment of the individual's contribution to the Company's overall financial performance. Consideration is also given to such factors such as the individual's successful completion of a special project, any significant increase or decrease in the level of the participant's ability to discharge the responsibilities of his position.

STOCK OPTIONS AND PURCHASE PLANS

     The Company has five stock option plans: the 1990 Stock Option Plan ("1990 Plan"), the Amended and Restated 1995 Stock Option Plan ("1995 Plan"), the 1995 Director's Plan ("Director's Plan"), the Special Purpose Stock Option Plan and the 2000 Stock Option Plan ("2000 Plan").

     The 1990 Plan is a nonqualified option plan providing for the issuance of up to 830,558 shares of common stock to officers, directors and key employees. The options have a term of ten years and one week and are either fully vested or will vest ratably no later than five years from the grant date. Since 1995, the Company has not granted any new options under this plan. At December 31, 2001, no options to purchase shares of the Company's common stock remained outstanding under this Plan.

     The 1995 Plan provided for the granting of either incentive or nonqualified stock options to specified employees, consultants and directors of the Company for the purchase of up to 3,500,000 shares of the Company's common stock. The options have a term of ten years, except in the case of incentive stock options granted to greater than 10% stockholders for which the term is five years. The exercise price of nonqualified stock options must be equal to at least 85% of the fair market value of the Company's common stock at the date of grant. Since 2000, the Company has not granted any new options under this Plan. During 2001, options to purchase 2,349,825 shares of the Company's common stock under the 1995 Plan were voluntarily surrendered and cancelled. No options to purchase shares of the Company's common stock were exercised under this Plan during 2001. At December 31, 2001, options to purchase 81,125 shares of the Company's common stock remain outstanding under this Plan. The 1995 Plan has been replaced by the 2000 Plan.

     The Director's Plan was a stock option plan for non-employee directors and provided for the purchase of up to 100,000 shares of the Company's common stock. Since 2000, the Company has not granted any new options under this Plan. During 2001, no options to purchase shares of the Company's common stock were granted or exercised under this Plan. At December 31, 2001, no options to purchase shares of the Company's common stock remained outstanding under this Plan. The Director's Plan has been replaced by the 2000 Plan.

     On July 8, 1999, in connection with the merger, the Company established the Special Purpose Stock Option Plan of PIA Merchandising Services, Inc. to provide for the issuance of substitute options to the holders of outstanding options granted by SPAR Acquisition, Inc. There were 134,114 options granted at $0.01 per share. Since July 8, 1999, the Company has not granted any new options under this plan. During 2001, no options to purchase shares of the Company's common stock were exercised under this Plan. At December 31, 2001, options to purchase 25,750 shares of the Company's common stock remain outstanding under this Plan.

     On December 4, 2000, the Company adopted the 2000 Plan, as the successor to the 1995 Plan and the Director's Plan with respect to all new options issued. The 2000 Plan provides for the granting of either incentive or nonqualified stock options to specified employees, consultants and directors of the Company for the purchase of up to 3,600,000 (less those options still outstanding under the 1995 Plan or exercised after December 4, 2000 under the 1995 Plan). The options have a term of ten years, except in the case of incentive stock options granted to greater than 10% stockholders for whom the term is five years. The exercise price of nonqualified stock options must be equal to at least 85% of the fair market value of the Company's common stock at the date of grant (although typically are issued at 100%), and the exercise price of incentive stock options must be equal to at least the fair market value of the Company's common stock at the date of grant. During 2001, options to purchase 2,567,344 shares of the Company's common stock were granted under this Plan. Options to purchase 309,492 shares of the Company's common stock were exercised under this Plan during 2001. At December 31, 2001, options to purchase 2,356,852 shares of the Company's common stock remain outstanding under this Plan and options to purchase 852,531 of the Company's common stock were available for grant under this Plan.

     In 2001, the Company adopted its 2001 Employee Stock Purchase Plan (the "ESP Plan"), which replaced an earlier existing plan, and its 2001 Consultant Stock Purchase Plan (the "CSP Plan"). These plans were each effective as of June 1, 2001. The ESP Plan allows employees of the Company and its subsidiaries, and the CSP Plan allows employees of the affiliates of the Company (see Item 13-Certain Relationships and Related Transactions, below), to purchase the Company's Common Stock from the Company without having to pay any brokerage commissions. The purchase price for the Common Stock under the ESP Plan has been (and likely will continue to be), and under CSP Plan always will be, 100% of fair market value, as defined in the Plans.

COMPENSATION OF CHIEF EXECUTIVE OFFICERS

     In May 2001, the Compensation Committee increased Mr. Brown's annual salary to $180,000 per year. The Compensation Committee also increased William Bartel's annual salary to the same amount.

INTERNAL REVENUE CODE SECTION 162(M)

     Under Section 162(m) of the Internal Revenue Code (the "Code"), the amount of compensation paid to certain executives that is deductible with respect to the Company's corporate taxes is limited to $1,000,000 annually. It is the current policy of the Compensation Committee to maximize, to the extent reasonably possible, the Company's ability to obtain a corporate tax deduction for compensation paid to executive officers of the Company to the extent consistent with the best interests of the Company and its stockholders.

                                        COMPENSATION COMMITTEE

                                        Robert O. Aders

                                        Jack W. Partridge

                                        Jerry B. Gilbert

                                        George W. Off

                          REPORT OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS

     The Audit Committee of the Board administers the Company's audit programs and policies and is currently comprised of Mr. Aders, Mr. Partridge, Mr. Gilbert, and Mr. Off, each of whom meets the independence requirements for audit committee members under the listing standards of the National Association of Securities Dealers for the Company's Nasdaq listing of its Common Stock. The committee provides assistance to the Company's directors in fulfilling the Board's oversight responsibility as to the Company's accounting, auditing and financial reporting practices and as to the quality and integrity of the publicly distributed financial reports of the Company. The Audit Committee reviews and reassesses the Charter annually and recommends any needed changes to the Board for approval. The specific functions and responsibilities of the Audit Committee are set forth in the written charter of the Audit Committee adopted by the Board of Director on June 8, 2000, which is attached as Appendix A to this Proxy Statement.

     The following is the Audit Committee's report submitted to the Board.

REPORT

     The Committee has reviewed and discussed with management of the Company and Ernst & Young LLP ("E&Y"), the independent auditing firm of the Company, the audited financial statements of the Company as of December 31, 2001, for each of the two years in the period ended December 31, 2001 (the "Audited Financial Statements").

     In addition, the Committee has discussed with E&Y the matters required by Codification of Statements on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90.

     The Committee expects to receive and review the written disclosures and the letter from E&Y required by Independence Standards Board Standard No. 1 prior to the 2002 Annual Meeting. The Committee has discussed E & Y's independence from the Company with E & Y. The Committee also discussed with management of the Company and the auditing firm such other matters and received such assurances from them, as the Committee deemed appropriate.

     Management is responsible for the Company's internal controls and the financial reporting process. E&Y is responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Committee's responsibility is to monitor and oversee these processes.

     Based on the foregoing review and discussions and a review of the report of E&Y with respect to the Audited Financial Statements, and relying thereon, the Committee has recommended to the Company's Board of Directors the inclusion of the Audited Financial Statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

                                        AUDIT COMMITTEE

                                        Robert O. Aders

                                        Jack W. Partridge

                                        Jerry B. Gilbert

                                        George W. Off

                               COMPANY PERFORMANCE

     The following graph shows a comparison of cumulative total returns for the Company, the Nasdaq Stock Market (U.S. Companies) Index and the Nasdaq Stocks (SIC 7380-7389 U.S. Companies) Miscellaneous Business Services Index, Russell 2000 and S&P Advertising for the period during which the Company's Common Stock has been registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The graph assumes that the value of an investment in Common Stock and in each such index was $100 on December 31, 1996, and that all dividends have been reinvested.

     The comparison in the graph below is based on historical data and is not intended to forecast the possible future performance of the Company's Common Stock.

                                 [GRAPH OMITTED]


                                                                        Cumulative Total Return
                                       --------------------------------------------------------------------------------
                                        12/31/96    12/31/97       1/1/99      7/8/99    12/31/99   12/31/00  12/31/01

SPAR GROUP, INC.                          100.00       47.62        23.81       47.62       32.14       7.74     17.05
NASDAQ STOCK MARKET (U.S.)                100.00      122.48       172.68      211.83      320.89     193.01    153.15
RUSSELL 2000                              100.00      122.36       119.25      130.32      144.60     140.23    143.71
S&P ADVERTISING                           100.00      146.65       232.83      286.18      370.00     294.38    256.72
PEER GROUP                                100.00       77.98        65.45      256.63       87.32      44.51     44.51


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act ("Section 16(a)") requires the Company's directors and certain of its officers and persons who own more than 10% of the Company's Common Stock (collectively, "Insiders"), to file reports of ownership and changes in their ownership of the Company's Common Stock with the Commission. Insiders are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that its Insiders complied with all applicable Section 16(a) filing requirements for 2001, with the exception of Mr. Robert G. Brown, who failed to timely file a Form 4 respecting one option exercise and corresponding stock purchase, Mr. Jerry B. Gilbert, who failed to timely file a Form 3 respecting his initial stock option grant, Mr. Jack W.
Partridge, who failed to timely file a Form 3 respecting his initial stock option grant, and Mr. George W. Off, who failed to timely file a Form 4 respecting his initial stock option grant and one Form 3 respecting nine stock purchases, all of which were ultimately filed during 2001.

                                 OTHER BUSINESS

     The Company is not aware of any other business to be presented at the 2002 Annual Meeting. All shares represented by Company proxies will be voted in favor of the proposals of the Company described herein unless otherwise indicated on the form of proxy. If any other matters properly come before the meeting, Company proxy holders will vote thereon according to their best judgment.

                       SUBMISSION OF STOCKHOLDER PROPOSALS

     Any stockholder who wishes to present a proposal for action at the 2003 Annual Meeting and who wishes to have it set forth in the corresponding proxy statement and identified in the corresponding form of proxy prepared by management must notify the Company no later than March 16, 2003 in such form as required under the rules and regulations promulgated by the Securities and Exchange Commission. Notices of stockholder proposals submitted outside the processes of Rule 14a-18 of the Securities Exchange Act of 1934 (relating to proposals to be presented at the meeting but not included in the Company's proxy statement and form of proxy), will be considered untimely, and thus the Company's proxy may confer discretionary voting authority on the persons named in the proxy with regard to such proposals, if received after May 30, 2003.

                                 ANNUAL REPORTS

     A COPY OF THE COMPANY'S 2001 ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 2001, IS BEING MAILED TO EACH STOCKHOLDER OF RECORD TOGETHER WITH THIS PROXY STATEMENT.

     THE COMPANY HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001. A COPY OF THIS REPORT IS INCLUDED IN THE COMPANY'S ANNUAL REPORT (EXCEPT AS OTHERWISE
REPORTED). THE ANNUAL REPORT AND FORM 10-K ARE NOT PART OF THE COMPANY'S SOLICITING MATERIAL.

                            PROXIES AND SOLICITATION

     The proxy accompanying this Proxy Statement is solicited on behalf of the Company's Board of Directors. Proxies for the 2002 Annual Meeting are being solicited by mail directly and through brokerage and banking institutions. The Company will pay all expenses in connection with the solicitation of proxies. In addition to the use of mails, proxies may be solicited by Directors, officers and regular employees of the Company (who will not be specifically compensated for such services) personally or by telephone. The Company will reimburse banks, brokers custodians, nominees and fiduciaries for any reasonable expenses in forwarding proxy materials to beneficial owners.

     All stockholders are urged to complete, sign and promptly return the enclosed proxy card.

                                        By Order of the Board of Directors


                                        Charles Cimitile, Secretary
Tarrytown, New York
July 11, 2002

                                     ANNEX A
                                       TO
                              2002 PROXY STATEMENT
                                       OF
                                SPAR GROUP, INC.

                         CHARTER OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS
                                       OF
                                SPAR Group, Inc.

                              Adopted June 8, 2000

I.   PURPOSE

     (a) The primary function of the Audit Committee is to assist the Board of Directors (the "Board") of SPAR Group, Inc. (the "Company"), in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information provided by the Company to any governmental body or the public; the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established or may establish; and the Company's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

     o Serve as an independent and objective party to monitor the Company's financial reporting process and internal control system.

     o Review and appraise the audit efforts of the Company's independent accountants.

     o    Provide  an  open  avenue  of  communication   among  the  independent
          accountants, financial and senior management and the Board.

     (b) The Audit Committee will fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter and such other activities consistent with this Charter as may from time to time be necessary or appropriate.

II.  COMPOSITION OF THE AUDIT COMMITTEE

     (a) Until June 14, 2001, the Audit Committee shall be comprised of two or more members of the Board as determined by the Board. Commencing June 14, 2001, the Audit Committee shall be comprised of three or more members of the Board as determined by the Board.

     (b) The members of the Audit Committee shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. For purposes of this Charter, the definition of independent directors will be based on the rules of the Nasdaq Stock Market, Inc., for audit committees as then in effect (i.e., as amended, modified or supplemented from time to time).

     (c) Commencing June 14, 2001, all members of the Audit Committee must be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement or will become able to do so within a reasonable period of time after his or her appointment to the Audit Committee. Additionally, at least one member of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in such member's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

     (d) The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve at the pleasure of the Board or until their successors shall be duly elected and qualified.

     (e) The members of the Committee may designate a chairman of the Audit Committee (the "Chairman") by majority vote of the full Audit Committee membership unless a Chairman of the Audit Committee has been selected by the Board,.

III. MEETINGS

     (a) The Audit Committee shall meet from time to time as called by the Chairman or as requested by the independent accountants.

     (b) The Audit Committee may ask members of management or others to attend meetings of the Audit Committee and provide pertinent information as necessary.

     (c) As part of its responsibility to foster open communication, the Audit Committee shall meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Audit Committee or any of these groups believe should be discussed privately. In addition, the Audit Committee or its Chairman shall discuss with management the Company's quarterly financial statements consistent with Section IV(c) below.

     (d) The Audit Committee shall maintain minutes or other records of meetings and activities of the Audit Committee, which shall be maintained with the minutes of the Company.

IV.  RESPONSIBILITIES AND DUTIES

     The duties of the Audit Committee shall include the following:

DOCUMENTS/REPORTS REVIEW
------------------------

(a) Review this Charter periodically, but at least annually, and update this Charter as conditions dictate.

(b) Review, prior to its filing or prior to its release, as the case may be, the Company's Form 10-K and annual report to stockholders.

(c) Review the Company's Form 10-Q prior to its filing. The Chairman may represent the entire Audit Committee for purposes of this review.

(d) Review such other reports or other financial information submitted to the Securities and Exchange Commission or the public as the Audit Committee shall deem appropriate. The Chairman may represent the entire Audit Committee for purposes of this review.

INDEPENDENT ACCOUNTANTS
-----------------------

(e) Recommend to the Board the selection of the independent accountants for each fiscal year, confirm and assure their independence and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Audit Committee should review and discuss with the accountants all significant relationships which effect the accountants' independence and should receive the written statement from the independent accountants required by Independence Standards Board Standard No. 1, as amended, modified or supplemented from time to time.

(f) Recommend to the Board the advisability of having the independent public accountants make specified studies and reports as to auditing matters, accounting procedures, tax or other matters.

(g) Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

(h) Periodically consult with the independent accountants out of the presence of management about internal controls and the completeness and accuracy of the Company's financial statements.

FINANCIAL REPORTING PROCESSES
-----------------------------

(i) Consider the independent accountants' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

(j) Review with the independent accountants and management major changes to the Company's auditing and accounting principles and practices.

PROCESS IMPROVEMENT
-------------------

(k) Establish regular and separate systems of reporting to the Audit Committee by each of management and the independent accountants regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

(l) Following completion of the annual audit, review separately with each of management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

(m) Review any significant disagreement among management and the independent accountants in connection with the preparation of any of the Company's financial statements.

(n) Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

LEGAL COMPLIANCE
----------------

(o) Review, with the Company's counsel, legal and regulatory matters that may have a significant impact on the Company's financial statements, including corporate securities trading policies.

OTHER RESPONSIBILITIES
----------------------

(p) Perform any other activities consistent with this Charter, and the Company's Certificate of Incorporation, By-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.